Exhibit 10.18

Certain information has been omitted from the exhibit because it is both (i) not material and (ii) of the type that the registrant customarily and actually treats as private or confidential. The omissions have been indicated by (“[***]”).

Dated 9 November 2021

ZAR Equivalent of USD10,000,000

Loan Agreement

between

Kellplant Proprietary Limited

and

Pilanesberg Platinum Mines Proprietary Limited

White & Case SA

Katherine Towers, 1st Floor

1 Park Lane, Wierda Valley

Sandton, Johannesburg, 2196

Republic of South Africa

Table of Contents

Page

1.	Definitions and Interpretation	1
2.	Condition Precedent	3
3.	Advancement of the Loan	3
4.	Interest	4
5.	Security	4
6.	Repayment	4
7.	Other Provisions	5

Schedule 1	Funding Notice	10

(i)

Between:

(1)	Kellplant Proprietary Limited (registration number 2015/364753/07), a company incorporated in South Africa [***] (the “Kellplant”); and

(2)	Pilanesberg Platinum Mines Proprietary Limited (registration number 2002/015572/07), a company incorporated in South Africa [***] (“PPM”).

Whereas:

(A)	Kellplant requires funding in the amount of Rand equivalent of USD10,000,000 for purposes of, inter alia, the design, engineering, construction, commissioning and operation of an integrated processing plant.

(B)	The Parties have set out the terms and conditions upon which PPM will provide such funding to Kellplant in this Agreement.

It is agreed:

1.	Definitions and Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1	Definitions:

“AFSA” means the Arbitration Foundation of Southern Africa:

“Agreement” means this agreement;

“Availability Period” means a period commencing on the Effective Date and terminating 18 (eighteen) months following the Effective Date, unless otherwise extended by PPM on notice to Kellplant;

“Available Facility” means the principle amount of the Loan still available to be drawn down by Kellplant, during the Availability Period, in terms of this Agreement;

“Business Day” means any day other than a Saturday, Sunday or official public holiday in South Africa;

“Condition Precedent” means the suspensive condition set out in Clause 2;

“Debt Funding” means funding to be received by Kellplant pursuant to the:

(a)	IDC Loan; and/or

(b)	PPM Loan.

“Effective Date” means 3 (three) Business Days after the date upon which the last Condition Precedent is fulfilled or waived as the case may be;

“Equity Funding” means funding to be received by Kellplant pursuant to the subscription by KTSA for shares in Kellplant after the date of this Agreement;

“Kelltech” means Kelltech Limited, a private company limited by shares incorporated in Mauritius, having company number 084564 C1/GBL, with its registered address at 4th Floor, Ebene Skies, rue de l’Institute, Ebene, Republic of Mauritius;

“Kelltech Shareholders Agreement” means the shareholders’ agreement between Lifezone Limited, Orkid S.à.r.l., Sedibelo Platinum Mines Limited, Kelltech and [***] in respect of Kelltech dated or about 16 April 2014, as amended;

“KTSA” means Kelltechnology South Africa (RF) Proprietary Limited, registration number 2008/026628/07, a private company incorporated in accordance with the laws of the Republic of South Africa;

“IDC” means the Industrial Development Corporation of South Africa Limited, registration number 1940/014201/06, a public company incorporated in accordance with the laws of the Republic of South Africa;

“IDC Loan” means the R500,000,000 loan to be advanced by IDC to Kellplant in terms of a loan agreement, and ancillary security documents, to be entered into between Kellplant and the IDC;

“Loan” shall bear the meaning ascribed thereto in clause 3.1;

“Margin” means [***]% ([***] per cent) per annum;

“Parties” means the parties to this Agreement and “Party” means any one of them;

“PPM Loan” means the R500,000,000 loan to be advanced by PPM to Kellplant in terms of a loan agreement, and ancillary security documents, to be entered into between, inter alia, Kellplant and PPM;

“Prime Rate” means the prime rate of interest published by The Standard Bank of South Africa Limited from time to time, calculated daily on a 365 (three hundred and sixty five) day basis and compounded monthly in arrear, as certified by any manager of The Standard Bank of South Africa Limited, whose appointment, designation or authority shall not be necessary to prove and whose certificate shall (in the absence of manifest error) be final and binding on the Parties;

“R” or “Rands” means South African Rands;

“Relevant PPM Loan” shall bear the meaning ascribed thereto in clause 3.2;

“Signature Date” means the date of signature of this Agreement by the last Party to do so;

“SPM Group” shall bear the meaning ascribed to it in the Kelltech Shareholders Agreement; and

“USD” means United States Dollars.

1.2	Singular, Plural, Gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.3	Clauses and Headings

References to Clauses are to Clauses of this Agreement.

1.4	References to Persons and Companies

References to:

(a)	a person include any firm, company, government, state partnership, trust or unincorporated association (whether or not having separate legal personality); and

(b)	a company shall include any company, corporation or any body corporate, wherever incorporated.

1.5	References to Documents:

References to any document (including to this Agreement) shall include that document as amended or novated and any amendment or novation.

1.6	References to Days:

(a)	When any number of days is prescribed, such number shall be reckoned exclusively of the first and inclusively of the last day, unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding day which is a Business Day.

(b)	Where any day for the performanc e of any obligation and/ or the payment of any amount in terms of this Agreement falls on a day other than a Business Day, such obligation shall be performed and/or such amount shall be paid on the next succeeding day which is a Business Day.

2.	Condition Precedent

2.1	The whole of this Agreement, save for the provisions of this Clause 2, Clause 1, and Clause 7 (the “Operative Provisions”), which shall be of immediate force and effect on the Signature Date, is subject to the fulfilment or waiver (as the case may be), by not later than 30 June 2022 (or such other dates as the Parties may agree in writing), of the following conditions:

(a)	the board of directors of Kellplant authorising the entering into and implementation of this Agreement; and

(b)	the holders of at least [***] % of the shares of Kelltech approving the terms of, and the transactions contemplated by, this Agreement.

2.2	The Parties shall use their reasonable endeavours and co-operate in good faith to procure the fulfilment of the Condition Precedent as soon as reasonably possible after the Signature Date, to the extent that it is within their power to do so.

2.3	Unless the Condition Precedents have been timeously fulfilled: (i) the provisions of this Agreement (save for the Operative Provisions which will remain of full force and effect and will be binding on the Parties) will never become of any force or effect; (ii) this Agreement shall terminate (with each Party being relieved of its duties and obligations arising in terms of this Agreement from and after the relevant date, other than in terms of the Operative Provisions); and (iii) the status quo ante will be restored by the Parties as near as may be possible.

3.	Advancement of the Loan

3.1	During the Availability Period, PPM hereby makes available to Kellplant a loan (“Loan”) in the amount of the Rand equivalent of USD10,000,000 as at the Signature Date.

3.2	As and when Kellplant requires funding during the Availability Period, it shall deliver a notice to PPM in the form attached hereto as Schedule 1 (the “Funding Notice “) notifying PPM of the amount of funding required in Rands (the “Funding Requirement”) and calling upon PPM to advance a loan to it (the “Relevant PPM Loan”) in the Rand amount equal to the Funding Requirement (the “Relevant PPM Loan Amount”). Each Funding Notice shall confirm the Available Facility.

3.3	Unless otherwise agreed between the Parties, PPM shall advance the Relevant PPM Loan to Kellplant within 3 (three) Business Days upon receipt of a Funding Notice and transfer the Relevant PPM Loan Amount by way of electronic funds transfer into the bank account nominated by Kellplant in the Funding Notice.

3.4	Kellplant shall apply all amounts borrowed by it under this Agreement towards certain initial costs relating to the design, engineering, construction and commissioning of an integrated processing plant.

3.5	Kellplant will administer and keep records of all Relevant PPM Loans, and will advise PPM of all amounts outstanding in respect of such loans on a quarterly basis.

3.6	Kellplant hereby indemnifies PPM against, and shall pay to PPM, any cost, loss or liability incurred by PPM as a result of any default of Kellplant under this Agreement.

4.	Interest

4.1	Each Relevant PPM Loan shall be in South African Rands and will bear interest at the Prime Rate plus the Margin.

4.2	Interest will accrue daily from the date on which the relevant advance is made until the date of repayment of such loan. Interest will be calculated on the basis of a 365 (three hundred and sixty-five) day year for actual days elapsed.

5.	Security

Each Relevant PPM Loan will be unsecured.

6.	Repayment

6.1	Each Relevant PPM Loan will become immediately repayable to the extent that Kellplant receives, and Kellplant must apply any and/or all proceeds that it receives from:

(a)	the Debt Funding (or a portion thereof) pursuant to a drawdown in terms of either the IDC Loan and/or the PPM Loan; or

(b)	the Equity Funding (or a portion thereof),

whichever is sooner, to repay all Relevant PPM Loans made under this Agreement.

6.2	Each Relevant PPM Loan will in any event be repayable if:

(a)	Kellplant is placed in liquidation or under a winding-up order, whether provisionally or finally, voluntarily or compulsorily;

(b)	Kellplant takes any steps to be wound up or liquidated, whether provisionally or finally and whether compulsorily or voluntarily;

(c)	Kellplant takes any steps to be deregistered or is deregistered;

(d)	Kellplant enters into any compromise with its creditors generally, or offers to do so; or

(e)	any final judgment or any final order is made or given by any court of competent jurisdiction against Kellplant is not satisfied by Kellplant within 21 (twenty one) days after it becomes final.

7.	Other Provisions

7.1	Breach

Should any Party (the “Defaulting Party”) breach any provision of this Agreement and fail to remedy such breach within 5 Business Days after receiving written notice requiring it to do so from the Party to whom the obligation was owed (the “Innocent Party”), then the Innocent Party shall be entitled, without prejudice to its other rights in law including any right to claim damages, to claim immediate specific performance of the obligations of which the Defaulting Party is in default.

7.2	Confidentiality and Publicity

(a)	Any information obtained by a Party in terms of this Agreement, or arising from the implementation of this Agreement shall be treated as confidential by the Parties and shall not be used, divulged or permitted to be divulged to any person not being a Party to this Agreement, without the prior written consent of the other Parties save that:

(i)	each Party shall be entitled to disclose such information to its employees, and to its directors, shareholders, professional advisors and funders. Before revealing such information to any such persons, it undertakes to procure that the persons are aware of the confidential nature of the information being made available to them;

(ii)	each Party shall be entitled to disclose any information which is required to be furnished by law or regulation or by existing contract as at the Signature Date; and

(iii)	no Party shall be precluded from using or divulging such information in order to pursue any legal remedy available to it.

(b)	In the event that a Party is required to disclose information as contemplated in Clause 7.2(a)(i), such Party will:

(i)	advise the other Parties in respect of whom such information relates (the “Relevant Party”) in writing prior to disclosure, if possible;

(ii)	take such steps to limit the disclosure to the minimum extent required to satisfy such requirement and to the extent that it lawfully and reasonably can;

(iii)	afford the Relevant Party a reasonable opportunity, if possible, to intervene in the proceedings;

(iv)	comply with the Relevant Party’s reasonable requests as to the manner and terms of such disclosure; and

(v)	notify the Relevant Party of the recipient of, and the form and extent of, any such disclosure or announcement immediately after it was made.

7.3	Assignment

(a)	PPM (the “Existing Lender”) may cede and/or delegate (a “Transfer”) all (and not part) of its rights and/or obligations under this Agreement to any member of the SPM

Group (a “New Lender”) and the consent of Kellplant is not required for such Transfer of all rights and/or obligations under this Agreement by an Existing Lender to any New Lender.

(b)	The consent of Kellplant shall be required where there is a Transfer of only part (and not all) of the rights and/or obligations under this Agreement to any New Lender, which such consent shall not be unreasonably withheld.

(c)	Kellplant may not cede any of its rights or delegate any of its obligations under this Agreement without the prior written consent of PPM.

7.4	Whole Agreement

(a)	This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

(b)	No addition to, variation or agreed cancellation of this Agreement (or of any bill of exchange or other document issued or executed pursuant to or in terms of this Agreement) shall be binding upon the Parties unless reduced to writing and signed by or on behalf of the Parties.

(c)	No Party’s partial exercise of, failure to exercise or delay in exercising any right, power, privilege or remedy in terms of this Agreement (or of any bill of exchange or other document issued or executed pursuant to or in terms of this Agreement), shall be construed as a waiver by that Party or otherwise operate so as to preclude that Party from exercising its rights strictly in accordance with this Agreement, unless such Party has expressly waived or otherwise foregone its ability to exercise such right, power, privilege or remedy (at all or in part or until after such period of delay) in terms of a written document signed by such Party, in which event such written document shall be strictly construed.

7.5	Stipulatio Alteri

No part of this Agreement shall constitute a stipulatio alteri in favour of any person who is not a Party to the Agreement unless the provision in question expressly provides that it does constitute a stipulatio alteri.

7.6	Notices

(a)	Any notice or other communication in connection with this Agreement (each a “Notice”) shall be:

(i)	in writing;

(ii)	delivered by email, hand, pre-paid first class post or courier; and

(iii)	sent to such address as may be notified to the sending Party by the other Party from time to time.

(b)	A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	24 hours after posting, if delivered by pre-paid first class post;

(ii)	at the time of delivery, if delivered by hand or courier; or

(iii)	24 hours after it was sent, if sent by email.

(c)	A written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen address for service.

7.7	Counterparts

This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all the counterparts shall together constitute one and the same instrument. Each Party may enter into this Agreement by executing any such counterpart.

7.8	Arbitration

(a)	In the event of there being any dispute or difference between the Parties arising out of this Agreement (including but not limited to any dispute or difference as to the validity or otherwise of this Agreement, or as to the enforceability of this Agreement) the said dispute or difference shall on written demand by any Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

(b)	Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, or should AFSA refuse to accept the particular request for arbitration for whatever reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the Parties or failing agreement within 10 business days of the demand for arbitration, then any Party shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

(c)	Each Party to this Agreement:

(i)	expressly consents to any arbitration in terms of the AFSA rules being conducted as a matter of urgency; and

(ii)	irrevocably authorises any other Party to apply, on behalf of all Parties to such dispute, in writing, to the secretariat of AFSA in terms of article 23(I) of the aforesaid rules for any such arbitration to be conducted on an urgent basis.

(d)	The seat of the arbitration shall be in Sandton, Johannesburg.

(e)	Any Party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

(f)	Nothing herein contained shall be deemed to prevent or prohibit a Party to the arbitration from applying to the appropriate court for urgent relief pending the determination of the dispute.

(g)	Any arbitration in terms of this Clause 7.8 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

(h)	The Parties declare that it is their intention that this Clause 7.8 will regulate the manner in which they will resolve any dispute or difference regarding the validity or otherwise of this Agreement, regardless of the fact that one of the parties may dispute the validity or enforceability of the Agreement.

(i)	This Clause 7.8 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

(j)	The Parties agree that the written demand by a party to the dispute in terms of Clause 7.8(a) that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

7.9	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with South African law and, subject to Clause 7.8, each of the Parties hereby submits itself to the non-exclusive jurisdiction of the High Court of South Africa (North Gauteng High Court, Pretoria) to settle any disputes which may arise out of or in connection with this Agreement.

Signed by the Parties on the following dates respectively:

Pilanesberg Platinum Mines Proprietary Limited	/s/ Erich Clarke
Signer
who warrants that he / she is duly authorised thereto

Erich Clarke
Name

9 November 2021
Date

Kellplant Proprietary Limited	/s/ Erich Clarke
Signer
who warrants that he / she is duly authorised thereto

Erich Clarke
Name

9 November 2021
Date

Schedule 1

Funding Notice

From:	Kellplant Proprietary Limited (registration no. 2015/364753/07) (“Kellplant”)

To:	Pilanesberg Platinum Mines Proprietary Limited (registration no. 2002/015572/07)

(“PPM”)

[●] [Date]

Dear Sirs

Funding Notice

1.	We refer to the agreement entered into between, inter alia, Kellplant and PPM on or about [•] (the “Agreement”).

2.	Capitalised terms used herein but not defined shall bear the meaning ascribed thereto in the Agreement.

3.	This letter constitutes a Funding Notice under the Agreement.

4.	Kellplant hereby notifies PPM that funding in the amount of the Rand equivalent of USD[^] (“Funding Requirement”) is required and calls on PPM to advance a loan (the “PPM Loan”) in the Rand equivalent of the Funding Requirement (the “PPM Loan Amount”).

5.	PPM is hereby requested to make payment of the PPM Loan Amount by way of electronic funds transfer into the following bank account:

Account holder:	Kellplant Proprietary Limited
Bank:	[●]
Branch:	[●]
Branch code:	[●]
Account number:	[●]
Swift Code:	[●]
Ref:	PPM Loan

6.	The PPM Loan shall be subject to the terms and conditions set out in the Agreement.

7.	Following the advancement ofthe aforementioned PPM Loan, the remaining Available Facility is the Rand equivalent of USD[●].

8.	The provisions of clause 7 of the Agreement will apply to this letter as if set out in full herein.

Yours faithfully

ILLEGIBLE
For and on behalf of Kellplant Proprietary Limited